Exhibit 1.1

AXIS SPECIALTY FINANCE LLC

fully and unconditionally guaranteed by

AXIS CAPITAL HOLDINGS LIMITED

$425,000,000 4.900% Fixed-Rate Reset Junior Subordinated Notes due 2040

UNDERWRITING AGREEMENT

December 3, 2019

December 3, 2019

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As Representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

AXIS Capital Holdings Limited, a Bermuda exempted company with limited liability (the “Company”), and AXIS Specialty Finance LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), propose that the Issuer will sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $425,000,000 aggregate principal amount of 4.900% Fixed-Rate Reset Junior Subordinated Notes due 2040 of the Issuer (the “Notes”). The Notes will be fully and unconditionally guaranteed on an unsecured and junior subordinated basis (the “Guarantees”) by the Company and will be issued under the Junior Subordinated Indenture to be dated as of the Closing Date (as defined herein), among The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), the Issuer and the Company (the “Base Indenture”), as supplemented by the First Supplemental Indenture thereto to be dated as of the Closing Date (as defined herein) (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes and the related Guarantees are referred to herein collectively as the “Securities.”

The Company and the Issuer have filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File Nos. 333-234783 and 333-234783-02) on Form S-3ASR, including a prospectus, relating to securities (the “Shelf Securities”), including the Securities. The registration statement as amended to the date of this Underwriting Agreement (this “Agreement”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus covering the Shelf Securities, dated November 19, 2019, is hereinafter referred to as the “Registration Statement”; and the related prospectus covering the Shelf Securities dated November 19, 2019 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities, is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” means a free writing prospectus, if any, as defined in Rule 405 under the Securities Act that constitutes an offer to sell or a solicitation of an offer to buy the Securities and “Time of Sale Prospectus” means the Basic Prospectus together with the preliminary prospectus supplement, subject to completion, dated December 2, 2019 and the free writing prospectuses, if any, identified in Schedule II hereto, all considered together. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, deemed to be incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Issuer or the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.    Representations and Warranties. The Issuer and the Company jointly and severally represent and warrant to and agree with each Underwriter that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuer or the Company, threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and deemed to be incorporated by reference in the Time of Sale Prospectus or the Prospectus prior to the end of the period in which any Underwriter is required by law to deliver the Prospectus in connection with sales by an underwriter or any dealer, complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became or becomes effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus at the time when sales of the

Securities in connection with the offering were first made will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each issuer free writing prospectus (as defined in Rule 433(h) under the Securities Act), if any, the investor presentation listed in Schedule II hereto (the “Investor Presentation”), and each broadly available road show, if any, in each case, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company through the Representatives in writing by such Underwriter expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c) Neither the Issuer nor the Company is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Issuer or the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Issuer or the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Issuer or the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, the Investor Presentation, and electronic road shows, each furnished to the Representatives before first use, neither the Issuer nor the Company has prepared, used or referred to, and neither will, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.

(d) Deloitte Ltd., whose report is included in the Prospectus, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission thereunder. The financial statements of the Company and its consolidated subsidiaries (including the related notes and supporting schedules) included in the Registration Statement and the Time of Sale Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Securities Act; and the supporting schedules included in the Registration Statement present fairly in all materials respects the information required to be stated therein.

(e) The Issuer has been duly formed and is validly existing as a limited liability company under the laws of Delaware with the power to enter into and perform its obligations under this Agreement, the Indenture and the Notes.

(f) The Company has been duly incorporated, is validly existing as a company in good standing (including as an exempted company) under the laws of Bermuda (good standing meaning that it has not failed to make any required filing with any Bermuda governmental authority or to pay any Bermuda governmental fee or tax which would make it liable to be struck off the register of companies and thereby cease to exist under the laws of Bermuda), has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Guarantees and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing or operating of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(g) Each of the Issuer, AXIS Specialty Limited, AXIS Re SE, AXIS Reinsurance Company, AXIS Insurance Company, AXIS Specialty Global Holdings Limited, AXIS Specialty Holdings Ireland Limited and AXIS Specialty Holdings Bermuda Limited (hereafter, the “Designated Subsidiaries”) has been duly incorporated, is validly existing as a company or a corporation, as the case may be, in good standing under the laws of the jurisdiction of its incorporation (good standing meaning, with respect to each of the Designated Subsidiaries, that each has not failed to make any required filing with any government authority of the jurisdiction of its incorporation or to pay any government fee or tax in its jurisdiction of incorporation which would make it liable to be struck off the register of companies and thereby cease to exist under the laws of its jurisdiction of incorporation), has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (good standing meaning, with respect to each of the Designated Subsidiaries, that each has not failed to make any required filing or to pay any government fee or tax with any government authority of any jurisdiction in which the conduct of such

Designated Subsidiary’s business or its ownership or leasing or operating of property requires such filing or payment which would make it liable to be struck off the register of companies and thereby cease to exist under the laws of such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing or operating of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Designated Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (non-assessable meaning, with respect to each of the Designated Subsidiaries, that no further sums are payable with respect to the holding of such shares and the member shall not be bound by an alteration (unless it agrees in writing to such alteration) in the memorandum of association or the bye-laws or equivalent organizational documents of such Designated Subsidiary after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, such Designated Subsidiary) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, claims, preemptive rights or restrictions upon voting or transfer except, in the case of restrictions on transfer, as described in the Prospectus. Except for the subsidiaries of the Company named in Schedule III hereto, none of which is a “significant subsidiary” of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the rules and regulations of the Commission under the Securities Act, the Designated Subsidiaries are the only subsidiaries of the Company.

(h) This Agreement has been duly authorized, executed and delivered by each of the Issuer and the Company.

(i) The Indenture has been duly qualified under the Trust Indenture Act. The Base Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Issuer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability. The First Supplemental Indenture has been duly authorized by the Company and the Issuer and, upon the execution and delivery by the Company and the Issuer, and upon the due authorization, execution and delivery by the Trustee, the Indenture will be a valid and binding agreement of the Company and the Issuer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(j) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(k) The Guarantees have been duly authorized and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(l) The capitalization of the Company as of September 30, 2019 conforms in all material respects to the description thereof in the Time of Sale Prospectus and the Prospectus. All of the issued and outstanding shares of the Company have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights.

(m) None of the execution and delivery by the Issuer or the Company of, or the performance by the Issuer or the Company of its obligations under, this Agreement, the Indenture or the Securities, or the consummation of the transactions contemplated hereby or thereby, will (i) contravene or result in a breach or violation of, or constitute a default under, (A) the charter, memorandum of association, bye-laws, limited liability company operating agreement or other governing documents of the Issuer or the Company or any of its subsidiaries, (B) any provision of applicable law or any regulation, rule, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer or the Company or any of its subsidiaries or any of their respective properties or (C) any agreement, indenture or other instrument binding upon the Issuer or the Company or any of its subsidiaries or to which the Issuer or the Company or any of its subsidiaries is a party or to which any of their respective properties are subject, or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property of the Issuer or the Company or any of its subsidiaries, except (other than with respect to the Issuer or the Company pursuant to clause (i)(A)) as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole. Except for permits, consents, approvals and similar authorizations required by the securities or “Blue Sky” laws of certain jurisdictions in connection with the offer and sale of the Securities and permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the execution and delivery by the Issuer or the Company of, or the performance by the Issuer or the Company of its obligations under, this Agreement, the Indenture or the Securities, or the consummation of the transactions contemplated by this Agreement.

(n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus. Subsequent to the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its issued and outstanding shares (other than pursuant to the Company’s share repurchase program), nor declared, paid or otherwise made any dividend or distribution of any kind on its shares other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Time of Sale Prospectus and the Prospectus.

(o) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, or that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(p) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q) The Issuer is not and the Company is not, and after giving effect to the offering and sale of the Securities neither will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) On the date hereof and upon issuance of the Securities, the Company is and will be solvent and able to pay its liabilities as they become due.

(s) Each of the Company and its Designated Subsidiaries has (i) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has filed all reports, documents and other information required to be filed pursuant to the applicable laws of Bermuda, Ireland and the United States (and any State thereof) and all other relevant jurisdictions as is necessary to engage in the business currently conducted by it in the manner described in the Prospectus (each, an “Authorization”), except where the failure, individually or in the aggregate, to file such report, document or information would not have a material adverse effect on the Company and its subsidiaries taken as a whole, (ii) fulfilled and performed all obligations necessary to maintain each Authorization, except where the failure to fulfill or perform such obligation, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole and (iii) no knowledge of any pending or threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination, material adverse modification, material adverse impairment or suspension of any Authorization. All such Authorizations are valid and in full force and effect and the Company and the Designated Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except where the failure to comply, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as whole. Except as otherwise described in or contemplated by the Time of Sale Prospectus and the Prospectus, the Company has not received any order or decree from any insurance regulatory agency or body impairing, restricting or prohibiting the payment of dividends by any Designated Subsidiary to its parent and has not otherwise agreed to any such impairment, restriction or prohibition.

(t) (i) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “pension plan” (as defined in Section 3(2) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate, (ii) each such plan is in compliance with the presently applicable provisions of ERISA and such regulations and published interpretations, and (iii) the Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except, in each case of clauses (i) through (iii), as would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u) The Company has no knowledge of any threatened or pending downgrading of any of its or its Designated Subsidiaries claims-paying ability rating by Moody’s Investors Service, Inc., S&P Global Ratings or A.M. Best Rating Services, Inc., the only “nationally recognized statistical rating organizations,” as such term is defined in Section 3(a)(62) of the Exchange Act, which currently rate the claims-paying ability of the Company or any of the Designated Subsidiaries.

(v) The Company and each of the Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act). The Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting.

(w) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), and such disclosure controls and procedures are effective. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(x) Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any material patents, patent rights, licenses, inventions, copyrights, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, which would reasonably be expected to have, individually or in the aggregate, a material adverse affect on the Company and its subsidiaries, taken as a whole.

(y) None of the Company or any of its Designated Subsidiaries (i) is in violation of its charter, memorandum of association, limited liability company operating agreement, bye-laws, articles of association or other governing documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement (including any retrocessional or reinsurance treaty, contract or arrangement), indenture or other instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the

Company and its subsidiaries, taken as a whole, or (iii) is in violation of any law, rule or regulation to which it or its property is subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

(z) Except as disclosed in the Time of Sale Prospectus and the Prospectus, all retrocessional and reinsurance treaties, contracts and arrangements to which any of the Company or its subsidiaries are a party as the reinsured or insured are in full force and effect except where the failure to be in full force and effect would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. None of the Company or any of its Designated Subsidiaries has received any notice or otherwise has knowledge that any of the other parties to such retrocessional and reinsurance treaties, contracts, agreements or arrangements intends not to perform, or will be unable to perform, in any material respect such retrocessional or reinsurance treaty, contract, agreement or arrangement, except where such non-performance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa) None of the Company’s subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company or from making any other distribution on such subsidiary’s capital stock, except as described in or contemplated by the Time of Sale Prospectus and the Prospectus.

(bb) None of the Underwriters or any subsequent purchasers of the Securities (other than any purchaser resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, excise, transfer or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Securities.

(cc) There are no currency exchange control laws or withholding taxes of Bermuda that would be applicable to the payment of principal or premium, if any, any additional amounts or any interest on the Notes by the Issuer or pursuant to the Guarantees by the Company (other than to residents of Bermuda for Bermuda exchange control purposes).

(dd) Any tax returns required to be filed in any jurisdiction by the Company or any of its subsidiaries have been accurately prepared and timely filed and any taxes (including any withholding taxes, excise taxes, sales taxes, use taxes, penalties and interest), assessments and fees and other charges due or claimed to be due from such entities have been paid, (i) other than any of those (A) being contested in good faith and for which adequate reserves have been provided or (B) currently payable without penalty or interest, (ii) except to the extent that the failure to so file or pay would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and (iii) other than those tax returns that would be required to be filed or taxes that would be payable by the Company or any of its subsidiaries if (A) any of them was characterized as a “personal holding company” as defined in Section 542 of the Internal Revenue Code of 1986, as amended (the “Code”), (B) any of them other than the Issuer, AXIS Insurance Company, AXIS Surplus Insurance Company, AXIS Specialty Insurance Company, AXIS Specialty U.S. Holdings, Inc., AXIS Reinsurance Company, AXIS Specialty U.S. Services, Inc., Ternian Insurance Group LLC, AXIS Group Services, Inc. or AXIS Specialty Underwriters, Inc. (collectively the “U.S. Subsidiaries”) was characterized as engaged in a U.S. trade or business, (C) any of them other than AXIS Specialty UK Holdings Limited, AXIS Specialty Europe SE, AXIS Corporate Capital UK Limited, AXIS UK Services Limited, AXIS Managing Agency Ltd., Contessa Limited, AXIS Specialty U.S. Services, Inc., AXIS Specialty Finance PLC, Novae Group Limited, Novae Holdings Limited, AXIS Corporate Capital UK II Limited or AXIS Underwriting Limited (the “U.K./Irish Subsidiaries”) was characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or (D) any of them other than AXIS Specialty Europe SE, AXIS Re SE, AXIS Specialty Holdings Ireland Limited or AXIS Specialty Global Holdings Limited (the “Irish Subsidiaries”) was characterized as resident, managed or controlled or carrying on a trade through a branch or agency in Ireland. No deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ taxes is pending or, to the Company’s knowledge, threatened. There is no material tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries.

(ee) Based upon and subject to the assumptions and qualifications set forth in the Prospectus under the heading “Taxation,” the Company does not believe nor does it anticipate that either the Company or any of its subsidiaries has been, currently should be, or upon the sale of the Securities herein contemplated should be (A) except for the U.S. Subsidiaries, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code, (B) except for the U.K./Irish Subsidiaries, characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or (C) except for the Irish Subsidiaries, characterized as resident, managed or controlled or carrying on a trade through a branch or agency in Ireland.

(ff) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business and the rules and regulations thereunder (collectively, the “Anti-Money Laundering Laws”) and, to the Company’s

knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened.

(gg) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries while acting on behalf of the Company has taken any action in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Company and its subsidiaries. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(hh) (i) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (A) the subject of any economic sanctions imposed by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Syria and Crimea region of Ukraine) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”); (ii) neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries, unless otherwise allowable by an applicable regulatory authority and (iii) neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Sanctioned Person or to any subsidiary, joint venture partner or other person for the purpose of financing the activities of any Sanctioned Person.

(ii) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj) (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; and (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes, rules and regulations of any governmental or regulatory authority relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of clauses (i) or (ii), individually or in the aggregate, have a material adverse effect.

2.    Agreements to Sell and Purchase. (a) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Issuer agrees to sell to each Underwriter, and each Underwriter, agrees, severally and not jointly, to purchase from the Issuer at a purchase price of 99% of the principal amount thereof, plus accrued interest, if any, from December 10, 2019 to the Closing Date, the principal amount of the Notes set forth opposite such Underwriter’s name on Schedule I hereto.

(b) Each Underwriter, severally and not jointly, represents, warrants and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area. For the purposes of this paragraph (b):

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive 2016/97/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in the Prospectus Regulation; and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offering of the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129, and includes any relevant implementing measure in each member state.

(c) Each Underwriter acknowledges that no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPS Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPS Regulation.

(d) Each Underwriter represents and agrees the preliminary prospectus and the Prospectus have been distributed only to, and have been directed only at, and any offer of the Securities subsequently made will only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order.

(e) Each of the Issuer and the Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer and the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Issuer, the Company or their respective stockholders, creditors, employees or any other party, (iii) each Underwriter has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Issuer or the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer or the Company on other matters) and each Underwriter has no obligation to the Issuer or the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) each Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer or the Company and (v) each Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Issuer and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

3.    Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

4.    Payment and Delivery. Payment for and delivery of the Securities shall be made at 10:00 a.m., New York City time, on December 10, 2019, or at such time on such later date as shall be agreed in writing by the Representatives and the Issuer. The time and date of such payment are referred to herein as the “Closing Date”.

Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

5.    Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities are subject to the accuracy of the representations and warranties on the part of the Issuer and the Company contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Issuer and the Company made in any certificates pursuant to the provisions hereof, to the performance by each of the Issuer and the Company of their respective obligations hereunder and to the following additional conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s or any Designated Subsidiary’s securities or in the Company’s or any Designated Subsidiary’s financial strength or claims paying ability rating by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated such Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Issuer and the Company contained in this Agreement are true and correct as of such Closing Date and that the Issuer and the Company have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before such Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Simpson Thacher & Bartlett LLP, outside counsel for the Company, dated such Closing Date, substantially to the effect set forth in Exhibit A hereto.

(d) The Underwriters shall have received on the Closing Date an opinion of Conyers Dill & Pearman Limited, special Bermuda counsel for the Company, dated such Closing Date, substantially to the effect set forth in Exhibit B hereto.

(e) The Underwriters shall have received on the Closing Date an opinion of the General Counsel for the Company, dated such Closing Date, substantially to the effect set forth in Exhibit C hereto.

(f) The Underwriters shall have received on the Closing Date (i) an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, and (ii) a negative assurance letter from Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or such Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Deloitte Ltd., independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

The opinions of Simpson Thacher & Bartlett LLP, Conyers Dill & Pearman Limited and the General Counsel of the Company described in Sections 5(c), 5(d) and 5(e) above shall be rendered to the Underwriters at the request of the Company.

6.    Covenants of the Issuer and the Company. In further consideration of the agreements of the Underwriters herein contained, each of the Issuer and the Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, without charge, one signed copy of the Registration Statement and all amendments thereto (without exhibits thereto) and to deliver to the Representatives, without charge, during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(c) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Exhibit D hereto and to file such term sheet and any other free writing prospectus required to be filed pursuant to the rules and regulations of the Commission within the time required by such rules and regulations; to retain, in accordance with the rules and regulations of the Commission, all free writing prospectuses not required to be filed pursuant to such rules and regulations; and to furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Issuer or the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in any Underwriter, the Issuer or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act an electronic road show under Rule 433 under the Securities Act.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale

Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by any Underwriter or any dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to any Underwriter and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, that in no event shall the Issuer or the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to material taxation or service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) To make generally available to the Company’s security holders and to the Underwriters as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Until the earlier of the day on which the distribution of the Securities is completed or the business day following the Closing Date, neither the Issuer nor the Company will, without the consent of the Representatives, offer or sell, or announce the offering of, any debt securities covered by the Registration Statement or any other registration statement filed under the Securities Act.

7.    Covenants of the Underwriters. (a) Each Underwriter covenants with the Issuer and the Company not to take any action that would result in either being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed thereunder, but for the action of such Underwriter.

(b) Each Underwriter covenants with the Company not to use, authorize use of, refer to, or participate in the planning for use of, any free writing prospectus other than a previously filed issuer free writing prospectus without the prior consent of the Company.

(c) Each Underwriter covenants with the Company that it will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

8.    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Issuer, jointly and severally, agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and the Issuer’s counsel, the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company or the Issuer and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1) under the Securities Act, if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) the costs and charges of the Trustee; (iii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon; (iv) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws provided in Section 6(g) above, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum; (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by The Financial Industry Regulatory Authority, Inc. (such fees and disbursements of counsel, together with fees and disbursements of counsel pursuant to clause (iv) above, not to exceed $10,000); (vi) the cost and charges of any depository arrangements for the Securities with DTC or any successor depositary; (vii) the document production charges and expenses associated with printing this Agreement, the Indenture and the Securities; (viii) all expenses incurred by the Issuer or the Company in connection with any “road show” presentation to potential investors; (ix) any fees charged by ratings agencies for the rating of the Securities; and (x) all other costs and expenses incident to the performance of the obligations of the Company or the Issuer hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 below, the last paragraph of Section 11 below and Section 15(d) below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

9.    Indemnity and Contribution. (a) The Issuer and the Company, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company or the Issuer has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act, the Investor Presentation or the Prospectus or any amendment or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Company, the directors of the Issuer and the Company, the officers of the Issuer and the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act that the Company or the Issuer has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act, the Investor Presentation or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter or an affiliate of such Underwriter (within the meaning of Rule 405 under the Securities Act) through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act or the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (x) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (y) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including, but not limited to, circumstances in which there may be legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, or (z) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company and the Issuer, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company and the Issuer within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of the Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company and the Issuer, and such directors, officers and control persons of the Company and the Issuer, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) above is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the sale of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Company on the one hand and the Underwriters on the other hand in connection with the sale of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the sale of the Securities (before deducting expenses) received by the Issuer and the Company and the total discounts and commissions received by the Underwriters in any resale of the Securities bear to the aggregate offering price of the Securities in such resale. The relative fault of the Company and the Issuer and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportions to the respective aggregate principal amounts of Securities they have purchased hereunder, and not joint.

(e) The Issuer, the Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Issuer and the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Issuer or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

10.    Termination. The Representatives may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq Stock Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal, New York state or Bermuda authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.     Effectiveness; Default. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on or prior to the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate principal amount of the Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify) the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such aggregate principal amount of the Securities without the written consent of such Underwriter. If, on or prior to the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs in more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the party of any non-defaulting Underwriters, the Company or the Issuer. In such case you shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Representatives because of any termination pursuant to Section 10 above, because of any failure or refusal on the part of the Issuer or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer or the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.    Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of, the Underwriters, the Company and the Issuer, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign solely by reason of such purchase.

13.    Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement among the Issuer, the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

14.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.    Applicable Law; Submission to Jurisdiction; Appointment of Agent for Service; Judgment Currency.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(b) Each of the Issuer and the Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Securities. Each of the Issuer and the Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent the Issuer or the Company has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process with respect to itself or its property, it irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(c) The Company hereby irrevocably appoints AXIS Specialty Finance LLC, 11680 Great Oaks Way, Suite 500, Alpharetta, GA 30022, Attn: General Counsel, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph. Each of the Issuer and the Company agrees that service of process in any such suit, action or proceeding may be made upon it at the office of the Issuer. Each of the Issuer and the Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

(d) In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in currency (the “judgment currency”) other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the “Indemnitee”) against any loss incurred by the Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of the judgment currency actually received by such Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer, the Company and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any reasonable premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

16.    Notices. All communications hereunder shall be in writing and effective only upon receipt and delivered, mailed or sent to the Representatives, the Issuer or the Company, as applicable, at the respective addresses set forth in Schedule II hereto.

17.    Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 17, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.    Waiver of Jury Trial. The Company, the Issuer and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[SIGNATURES FOLLOW]

Very truly yours,

AXIS SPECIALTY FINANCE LLC

By:	/s/ Andrew M. Weissert
Name:	Andrew M. Weissert
Title:	President and Chief Executive Officer

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Martin McCarty
Name:	Martin McCarty
Title:	Senior Vice President and Treasurer

[Signature Page to Underwriting Agreement]

Confirmed and accepted, intending to be legally bound, as of the date hereof:

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
Name:	Jack D. McSpadden, Jr.
Title:	Managing Director

Each, for itself and as Representative

of the Underwriters.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Notes To Be Purchased
Wells Fargo Securities, LLC	159,374,000
Citigroup Global Markets Inc.	159,374,000
HSBC Securities (USA) Inc.	42,500,000
Barclays Capital Inc.	15,938,000
BMO Capital Markets Corp.	15,938,000
Credit Suisse Securities (USA) LLC	15,938,000
ING Financial Markets LLC	15,938,000
Total:	$425,000,000

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SCHEDULE II

Free Writing Prospectus Investor Presentation	Term Sheet dated December 3, 2019, filed as a free writing prospectus pursuant to Rule 433 Investor Presentation, dated December 2019

Address for Notices to Underwriters:

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management, fax no. (704) 410-0326 (with such fax to be confirmed by telephone to (704) 410-4792)

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel, fax no. (646) 291-1469.

Address for Notices to the Company and the Issuer:

+(441) 496-2600 and confirmed in writing to

AXIS Capital Holdings Limited

AXIS House

92 Pitts Bay Road

Pembroke, HM 08 Bermuda

Attention: Conrad Brooks

AXIS Specialty Finance LLC

11680 Great Oaks Way, Suite 500

Alpharetta, GA 30022

Attention: General Counsel

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SCHEDULE III

Non-Significant Subsidiaries

1. Aviabel RE S.A.

2. AXIS Corporate Capital UK II Limited

3. AXIS Corporate Capital UK Limited

4. AXIS Group Services, Inc.

5. AXIS Managing Agency Ltd.

6. AXIS Re SE Escritório de Representação No Brasil Ltda.

7. AXIS Reinsurance (DIFC) Limited

8. AXIS Reinsurance Managers Limited

9. AXIS Specialty Canada Services, ULC

10. AXIS Specialty Europe SE

11. AXIS Specialty Finance LLC

12. AXIS Specialty Finance PLC

13. AXIS Specialty Global Holdings Limited

14. AXIS Specialty Holdings Bermuda Limited

15. AXIS Specialty Holdings Ireland Limited

16. AXIS Specialty Insurance Company

17. AXIS Specialty Investments II Limited

18. AXIS Specialty Investments Limited

19. AXIS Specialty U.S. Holdings, Inc.

20. AXIS Specialty U.S. Services, Inc.

21. AXIS Specialty UK Holdings Limited

22. AXIS Specialty Underwriters, Inc.

23. AXIS Surplus Insurance Company

24. AXIS UK Services Limited

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25. AXIS Underwriting Limited

26. AXIS Ventures Limited

27. AXIS Ventures Reinsurance Limited

28. Contessa Limited

29. Novae Group Limited

30. Novae Holdings Limited

31. Novae Syndicates Limited

32. Ternian Insurance Group LLC

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EXHIBIT D

Filed Pursuant to Rule 433

Registration Statement Nos.

333-234783 / 333-234783-02

December 3, 2019

FINAL TERM SHEET

AXIS SPECIALTY FINANCE LLC

$425,000,000 4.900% Fixed-Rate Reset Junior Subordinated Notes due 2040 (the “notes”)

Fully and Unconditionally Guaranteed on a Junior Subordinated Basis by

AXIS CAPITAL HOLDINGS LIMITED

This term sheet should be read together with AXIS Specialty Finance LLC’s preliminary prospectus supplement dated December 2, 2019 (the “preliminary prospectus supplement”) to the prospectus dated November 19, 2019. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the preliminary prospectus supplement.

Issuer:	AXIS Specialty Finance LLC (“AXIS Finance LLC”)

Guarantor:	AXIS Capital Holdings Limited (“AXIS Capital”)

Guarantee:	Fully and unconditionally guaranteed on a junior subordinated basis by AXIS Capital

Anticipated Ratings (Moody’s / S&P):(1)	[Omitted.]

Subordination & Ranking:	The notes will be unsecured junior subordinated obligations of AXIS Finance LLC, ranking junior in right of payment to all outstanding and future senior debt and subordinated debt of AXIS Finance LLC. See “Description of the Notes and the Guarantees—Ranking” and “—Subordination” in the preliminary prospectus supplement.

Trade Date:	December 3, 2019

Settlement Date:	December 10, 2019 (T+5)(2)

Par Call Date:	January 15, 2030

Final Maturity Date:	(1) January 15, 2040 (the “Scheduled Maturity Date”), if, on the Scheduled Maturity Date, the BMA Redemption Requirements are satisfied, or (2) otherwise, following the Scheduled Maturity Date, the earlier of (a) the date falling 10 business days after the BMA Redemption Requirements are satisfied and would continue to be satisfied if such payment were made and (b) the date on which a Winding-Up of AXIS Capital or AXIS Finance LLC occurs.

Security Type:	SEC Registered

Security:	4.900% Fixed-Rate Reset Junior Subordinated Notes due 2040

Principal Amount:	$425,000,000

Public Offering Price:	100.000% of the principal amount

Interest Rate:

The notes will bear interest:

(i) from the date of original issue to, but excluding, the Par Call Date at the fixed rate of 4.900% per annum; and

(ii) from, and including, the Par Call Date, during each Reset Period, at a rate per annum equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 3.186% to be reset on each Reset Date.

Interest Payment Dates:	Semi-annually on January 15 and July 15 of each year, commencing on July 15, 2020

Day Count Convention:	30 / 360

Mandatory Interest Deferral & Arrears of Interest:

If, as of any interest payment date, a Mandatory Deferral Event has occurred and is continuing, AXIS Finance LLC and AXIS Capital will be required to defer payment of all (and not less than all) of the interest accrued on the notes as of such interest payment date. See “Description of the Notes and the Guarantees—Interest—Mandatory Deferral of Interest Payments” in the preliminary prospectus supplement.

Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest and will be subject to the provisions described under “Description of the Notes and the Guarantees—Interest—Arrears of Interest” in the preliminary prospectus supplement.

Redemption Provisions:

The notes will be redeemable, at AXIS Finance LLC’s option (subject to the BMA Redemption Requirements), in whole or in part, at any time prior to the Par Call Date, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed; and (ii) an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on such notes to be redeemed (not including any portion of such payments of interest accrued as of such redemption date) that would be due if the notes matured on the Par Call Date, discounted to such redemption date on a semi-annual basis (assuming a 360-day year comprising twelve 30-day months) at the Treasury Rate, plus 50 basis points; plus, in each case, accrued and unpaid interest, if any, on such notes to, but excluding, such redemption date.

On the Par Call Date or on any subsequent scheduled interest payment date, AXIS Finance LLC may (subject to the BMA Redemption Requirements) redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, such redemption date.

In addition, the notes will be redeemable, at AXIS Finance LLC’s option (subject to the BMA Redemption Requirements), in whole but not in part, at any time, (i) upon the occurrence of a Capital Disqualification Event or Tax Event, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, such redemption date, and (ii) upon the occurrence of a Rating Agency Event, at a redemption price equal to 102% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, such redemption date. See “Description of the Notes and the Guarantees—Optional Redemption—Optional Redemption upon a Capital Disqualification Event,” “—Optional Redemption upon a Rating Agency Event,” and “—Optional Redemption upon a Tax Event” in the preliminary prospectus supplement.

Conditions to Redemption and Repayment:	Notwithstanding anything to the contrary set forth herein, (i) prior to January 15, 2025, the notes may be redeemed only with BMA Approval, and (ii) the notes may not be redeemed at any time or repaid on the Scheduled Maturity Date if the Enhanced Capital Requirement would be breached immediately before or after giving effect to such redemption or repayment of the notes, unless, in the case of each of clause (i) and (ii), AXIS Capital, AXIS Finance LLC or another subsidiary of AXIS Capital replaces the capital represented by the notes to be redeemed or repaid with capital having equal or better capital treatment as the notes under the Group Solvency Standards, together with the Group Supervision Rules, as those rules and regulations may be amended or replaced from time to time (collectively, the “BMA Redemption Requirements”).

Variation and Substitution:	If a Capital Disqualification Event, Rating Agency Event or Tax Event occurs, AXIS Finance LLC may, as an alternative to redemption of the notes, at any time, without the consent of any holder, vary any term or condition of the notes or substitute all (but not less than all) of the notes for other notes, so that the varied notes or the substituted notes, as the case may be, become Qualifying Equivalent Securities. See “Description of the Notes and the Guarantees—Variation and Substitution” in the preliminary prospectus supplement.

Joint Book-Running Managers:	Wells Fargo Securities, LLC Citigroup Global Markets Inc.

Senior Co-Manager:	HSBC Securities (USA) Inc.

Junior Co-Managers:	Barclays Capital Inc. BMO Capital Markets Corp. Credit Suisse Securities (USA) LLC ING Financial Markets LLC

CUSIP / ISIN:	05463H AC5 / US05463HAC51

(1)

An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The anticipated ratings of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

(2)

AXIS Finance LLC expects that delivery of the notes will be made against payment therefor on or about December 10, 2019, which will be the fifth business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before settlement will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the second business day before settlement should consult their own advisor.

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction or to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. This communication is intended for the sole use of the person to whom it is provided by the sender.

AXIS Finance LLC has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents AXIS Finance LLC has filed with the SEC for more complete information about AXIS Finance LLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, AXIS Finance LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-645-3751 or Citigroup Global Markets Inc. toll-free at 1-800-831-9146.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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